TIERSSM ASSET BACKED SUPPLEMENT SERIES S&P 1999-2

                                     between

                           STRUCTURED PRODUCTS CORP.,

                                  as Depositor

                                       and

              THE BANK OF NEW YORK TRUST COMPANY (CAYMAN) LIMITED,

                                   as Trustee

         TIERSSM Callable Principal-Protected Asset Backed Certificates

                             Trust Series S&P 1999-2

                                TABLE OF CONTENTS


                                                                PAGE


Preliminary Statement.............................................1
Section 1  Certain Defined Terms..................................1
Section 2  Creation and Declaration of Trust; Grant of Term
           Assets; Acceptance by Trustee and Co-Trustee...........7
Section 3  Designation; Authorization to Execute the Swap
           Agreement..............................................8
Section 4  Date of the Certificates...............................8
Section 5  Aggregate Par Amount and Denominations; Other
           Matters Concerning the Term Assets.....................8
Section 6  Currency of the Certificates...........................9
Section 7  Form of Securities.....................................9
Section 8  Administrative Agent; Sub-Administrative Agent.........9
Section 9  Certain Provisions of Base Corporate Trust
           Agreement Not Applicable...............................9
Section 10 Distributions..........................................9
Section 11 Termination of Trust..................................12
Section 12 Limitation of Powers and Duties.......................12
Section 13 Compensation of Trustee and Co-Trustee................13
Section 14 Modification or Amendment.............................14
Section 15 Accounting............................................14
Section 16 Reports to Certificateholders.........................14
Section 17 No Event of Default...................................14
Section 18 Notices...............................................14
Section 19 Access to Certain Documentation.......................15
Section 20 Advances..............................................15
Section 21 Ratification of Agreement.............................15
Section 22 Counterparts..........................................15
Section 23 Governing Law.........................................15
Section 24 Certificate of Compliance.............................15
Section 25 Tax Year of Trust.....................................16
Section 26 Matters Concerning the Co-Trustee.....................16
Section 27 Notice to Depositor and Others Regarding Reports......16

Exhibit A..--   Description of the Term Assets
Exhibit B..--   Terms of the Certificates as of Closing Date
Exhibit C..--   Form of Certificates

                                       I

          TIERSSM ASSET BACKED SUPPLEMENT SERIES S&P 1999-2 dated as of December 9, 1999 (this "Series Supplement") between STRUCTURED PRODUCTS CORP., a Delaware corporation, as depositor (the "Depositor"), and The Bank of New York Trust Company (Cayman) Limited, a Cayman Islands bank, as Trustee (the "Trustee").

                              PRELIMINARY STATEMENT

           Pursuant to the Base Corporate Trust Agreement dated as of December 9, 1999 (as amended and supplemented pursuant to a Series Supplement, the "Agreement"), among the Depositor and the Trustee, such parties may at any time and from time to time enter into a series supplement supplemental to the Agreement for the purpose of creating a trust. Section 5.13 of the Agreement provides that the Depositor may at any time and from time to time direct the Trustee to authenticate and deliver, on behalf of any such trust, a new Series of trust certificates. Section 8.10 of the Agreement provides that the Depositor and the Trustee acting jointly may appoint one or more co-trustees to act as co-trustee of all or part of such trust, or any part thereof, and subject to provisions of such section, such powers, duties, obligations, rights and trusts as the Depositor and the Trustee may consider necessary or desirable. Each trust certificate of such new Series of trust certificates will represent a fractional undivided beneficial interest in such trust. Certain terms and conditions applicable to each such Series are to be set forth in the related series supplement to the Agreement.

           Pursuant to this Series Supplement, the Depositor and the Trustee shall (i) create and establish a new trust to be known as TIERSSM Callable Principal-Protected Asset Backed Certificates Trust Series S&P 1999-2, and a new Series of trust certificates to be issued thereby, which certificates shall be known as the TIERSSM Callable Principal-Protected Asset Backed Trust Certificates, Series S&P 1999-2 (the "Certificates") and (ii) appoint The Bank of New York as the co-trustee (the "Co-Trustee") pursuant to Section 8.10 of the Agreement. The Depositor and the Trustee shall herein specify certain terms and conditions of the Trust and the Certificates.

           On behalf of and pursuant to the authorizing resolutions of the Board of Directors of the Depositor, an authorized officer of the Depositor has authorized the execution, authentication and delivery of the Certificates, and has authorized the Agreement and this Series Supplement in accordance with the terms of Section 5.13 of the Agreement.

     SECTION 1... CERTAIN DEFINED TERMS. (a) All terms used in this Series Supplement that are defined in the Agreement, either directly or by reference therein, have the meanings assigned to such terms therein, except to the extent such terms are defined or modified in this Series Supplement or the context requires otherwise. The Agreement also contains rules as to usage which shall be applicable hereto. In addition, although this Series Supplement uses the term "par amount" with respect to the Certificates, the Certificates represent equity in and not a debt obligation of the Trust and are subordinate to the claims of general creditors.

(b) Pursuant to Article I of the Agreement, the meaning of certain defined terms used in the Agreement shall, when applied to the trust certificates of a particular Series, be as defined in Article I but with such additional provisions and modifications as are specified in the related series supplement. With respect to the Certificates, the following definitions shall apply:

     "ADJUSTED ENDING VALUE": As determined by the Calculation Agent and shall equal the average (arithmetic mean) of the closing values of the S&P 500 Index as adjusted by the Adjustment Factor (the "Adjusted Index Value") on each of the first five Calculation Days during the Calculation Period. If there are fewer than five Calculation Days, then the Adjusted Ending Value shall equal the average (arithmetic mean) of the closing values of the Adjusted Index Value on such Calculation Days, and if there is only one Calculation Day, then the Adjusted Ending Value shall equal the closing value of the Adjusted Index Value on such Calculation Day. If no Calculation Days occur during the Calculation Period, then the Adjusted Ending Value shall equal the closing value of the S&P 500 Index as adjusted by the Adjustment Factor on the last scheduled Index Business Day in the Calculation Period, regardless of the occurrence of a Market Disruption Event on such day.

     "ADJUSTMENT FACTOR": 1.50% per annum.

     "AFFECTED TERM ASSETS": Means any Term Assets with respect to which an amortization period has occurred or with respect to which principal payments are paid prior to the Final Scheduled Distribution Date.

     "BUSINESS DAY": Any day other than a Saturday, Sunday or a day on which banking institutions in New York, New York are authorized or obligated by law, executive order or governmental decree to be closed.

     "CALCULATION AGENT": Salomon Smith Barney Inc.

     "CALCULATION DAY": Means, any Index Business Day during the Calculation Period on which a Market Disruption Event has not occurred.

     "CALCULATION PERIOD": Means, the period from and including the seventh scheduled Index Business Day prior to the Final Scheduled Distribution Date to and including the second scheduled Index Business Day prior to the Final Scheduled Distribution Date.

     "CALL DATE": Any Business Day during the 30-day period beginning on December 9 in each of 2002, 2003, 2004 or 2005.

     "CALL NOTICE": The notice given by the Co-Trustee, upon not less than 15 days' prior to the Call Date, of the Trust's exercise of its Call Right.

     "CALL PRICE": For each Call Period, the Certificate may be called at the following Call Prices:

            CALL PERIOD                       CALL PRICE
30 Day Period Beginning December 9, 2002      $16.00 (160% of the par amount)

30 Day Period Beginning December 9, 2003      $18.00 (180% of the par amount)

30 Day Period Beginning December 9, 2004      $20.00 (200% of the par amount)

30 Day Period Beginning December 9, 2005      $22.00 (220% of the par amount)

     "CALL RIGHT": The right of the Trust to call all the Certificates.

     "CERTIFICATEHOLDER" OR "HOLDER": With respect to any Certificate, the Holder thereof.

     "CERTIFICATEHOLDERS" OR "HOLDERS": The Holders of the Certificates.

     "CLOSING DATE": December 9, 1999.

     "CORPORATE TRUST OFFICE": The Bank of New York Trust Company (Cayman) Limited, Butterfield House, Fort Street, P.O. Box 705, George Town, Grand Cayman, Cayman Islands, with a copy to The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, Attention: Global Structured Products Unit or such other corporate trust office as the Trustee shall designate in writing to the Depositor and the Certificateholders.

     "DEPOSITARY": The Depository Trust Company.

     "DISTRIBUTION DATE": The Call Date, the Final Scheduled  Distribution Date,
the  Supplemental   Distribution   Date,  the  Swap  Termination  Date,  or  the
distribution date following the occurrence of a Term Assets Credit Event.

     "DISTRIBUTION THRESHOLD": $27,000.

     "ELIGIBLE INVESTMENTS": Means any one or more of the following obligations or securities:

           (a) direct obligations of, and obligations fully guaranteed by, the United States, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Federal Farm Credit System or any agency or instrumentality of the United States the obligations of which are backed by the full faith and credit of the United States of America; provided that obligations of, or guaranteed by, the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association or the Federal Farm Credit System will be Eligible Investments only if they have a rating in the highest long term rating categories of each of the Rating Agencies;

           (b) demand and time deposits in, certificates of deposit of, or banker's acceptances issued by, any depository institution or trust company (including the Co-Trustee or any agent of the Co-Trustee acting in their respective commercial capacities) incorporated under the laws of the United States or any State and subject to supervision and examination by Federal and/or State banking authorities so long as the commercial paper and/or the short-term debt obligations of such depository institution or trust company (or, in the case of a depository institution which is the principal subsidiary of a holding company, the commercial paper or other short-term debt obligations of such holding company) or contractual commitment providing for such investment have a rating in the highest long term rating categories of each of the Rating Agencies;

           (c) repurchase agreements with respect to (i) any security described in clause (a) above or (ii) any other security issued or guaranteed by an agency or instrumentality of the United States, with a counterparty having a credit rating in the highest long term rating categories of each of the Rating Agencies;

           (d) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States or any State that have a rating in the highest long term rating categories of each of the Rating Agencies; and

           (e) commercial paper having, at the time of such investment, a rating in the highest short term rating categories of each of the Rating Agencies.

     "EXCESS INVESTMENT INTEREST": Means, the interest earned on Eligible Investments that are purchased with payments of principal made on Affected Term Assets prior to the Final Scheduled Distribution Date which interest exceeds the interest which would have been earned had the funds invested in such Eligible Investments continued to have been invested in the applicable Term Assets.

     "FINAL SCHEDULED DISTRIBUTION DATE": December 8, 2006.

     "INDEX BUSINESS DAY": Means a day on which the New York Stock Exchange and the American Stock Exchange are open for trading and the S&P 500 Index or any Successor Index is calculated and published.

     "INTEREST DISTRIBUTION AMOUNT": An amount per Certificate determined according to the following formula:

           $10 X ADJUSTED ENDING VALUE - STARTING VALUE

                                 Starting Value

     "MARKET DISRUPTION EVENT": Means any of the following events, as determined by the Calculation Agent.

           (a) The suspension or material limitation of trading in 20% or more of the underlying stocks which then comprise the S&P 500 Index or any Successor Index, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading on the New York Stock Exchange ("NYSE"), Nasdaq, or any other applicable organized U.S. exchange. For purposes of this definition, limitations on trading during significant market fluctuations imposed pursuant to NYSE Rule 80B (or any applicable rule or regulation enacted or promulgated by the NYSE, Nasdaq, any other self regulatory organization or the Securities and Exchange Commission ("SEC") of similar scope or as a replacement for Rule 80B, as determined by the Calculation Agent) shall be considered "material."

           (b) The suspension or material limitation, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading (whether by reason of movements in price exceeding levels permitted by the relevant exchange or otherwise) in (A) futures contracts related to the S&P 500 Index or any Successor Index or options on such futures contracts which are traded on any major U.S. exchange or (B) options contracts related to the S&P 500 Index or any Successor Index which are traded on the Chicago Board Options Exchange or any other major U.S. exchange.

           (c) The unavailability, through a recognized system of public dissemination of transaction information, including, but not limited to, Bloomberg Financial Services, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the S&P 500 Index or any Successor Index or in respect of futures contracts related to the S&P 500 Index or any Successor Index, options on such futures contracts or options contracts related to the S&P 500 Index or any Successor Index, in each case traded on any major U.S. exchange.

     For purposes of determining whether a Market Disruption Event has occurred:
(1) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (2) a decision to discontinue permanently trading in the relevant futures or options contract will not constitute a Market Disruption Event, (3) any suspension in trading in a futures or options contract on the S&P 500 Index or any Successor Index by a major securities market by reason of (x) a price change violating limits set by such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts will constitute a Market Disruption Event, notwithstanding that such suspension or material limitation is less than two hours, and (4) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but will not include limitations imposed on certain types of trading under NYSE Rule 80A or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the SEC of a similar scope or as a replacement for Rule 80A, as determined by the Calculation Agent) and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours.

     "NET AGGREGATE TERM ASSETS PRICE RETURN AMOUNT": Means, as of any date of determination, an amount equal to the difference between (i) all Term Assets Price Return Amounts paid by the Swap Counterparty to the Trust and (ii) all Term Assets Price Return Amounts paid by the Trust to the Swap Counterparty.

     "PAR AMOUNT": with respect to an Outstanding Certificate, as determined at any time, the maximum amount that the Holder thereof is entitled to receive as distributions allocable to principal payments on the Term Assets or the Swap Agreement.

     "PLACE OF DISTRIBUTION": New York, New York.

     "RATING AGENCY": Each of Moody's Investors Service, Inc. ("Moody's"), and Standard & Poor's Ratings Services ("S&P"), a division of The McGraw-Hill Companies, Inc., and any successor to either of the foregoing. References to "the Rating Agency" in the Agreement shall be deemed to be each such credit rating agency.

     "RECORD DATE": With respect to any Distribution Date, the day immediately preceding such Distribution Date.

     "SPECIFIED CURRENCY": United States Dollars.

     "STARTING VALUE": 1,404.64, the closing value of the S&P 500 Index on November 23, 1999.

     "S&P 500 INDEX": The S&P 500 Index published by Standard and Poor's.

     "SUCCESSOR INDEX": Means, the index determined by the Calculation Agent as comparable to the S&P 500 Index in the event that Standard and Poor's discontinues the publication of the S&P 500 Index.

     "SUPPLEMENTAL DISTRIBUTION DATE": June 8 and December 8 of each year, commencing June 8, 2000.

     "SWAP AGREEMENT": The ISDA Master Agreement, the Schedule thereto and the Confirmation thereto, each dated as of December 9, 1999 between the Trust and the Swap Counterparty.

     "SWAP COUNTERPARTY": Salomon Smith Barney Holdings, Inc.

     "SWAP COUNTERPARTY OPTIONAL TERMINATION NOTICE": The notice given to the Trust by the Swap Counterparty of the Swap Counterparty's exercise of its right to optionally terminate the Swap Agreement.

     "SWAP TERMINATION DATE": Means the early termination date as defined in the Swap Agreement, which date may be designated as set forth in the Swap Agreement upon the occurrence of certain events including, but not limited to,
(i) the third Business Day after the giving of notice of a payment default by the Swap Counterparty under the Swap Agreement, (ii) the thirtieth day after the giving of notice of any default by either party (other than any payment default) under the Swap Agreement, (iii) illegality on the part of the Trust or the Swap Counterparty to be a party to, or perform any obligation under, the Swap Agreement, (iv) the occurrence of certain tax events specified in the Swap Agreement or (v) any Term Assets Issuer fails to satisfy its reporting obligations under the Exchange Act.

     "TERM ASSETS": The security entitlements with respect to securities deposited with the Trust and identified on Schedule 1 hereto together with all cash, instruments, securities and other investment property arising therefrom, and shall include any asset backed securities substituted for the Term Assets and any asset backed securities or any Eligible Investments purchased with proceeds of any of the foregoing to the extent such proceeds are received from Affected Term Assets.

           "TERM ASSETS CREDIT EVENT": Means (i) as a result of a reduction in payments made to holders of the Term Assets, the Trust fails to make a payment owed to the Swap Counterparty pursuant to the Swap Agreement or (ii) the stated amount of any of the Term

Assets is reduced by the Term Assets Issuer thereof without a corresponding payment to the holder of such Term Asset.

     "TERM ASSETS ISSUERS": The issuers of the Term Assets.

     "TERM ASSETS PAYMENT DATE": Means each date on which a scheduled payment is to be made on any of the Term Assets.

     "TERM ASSETS PRICE RETURN AMOUNT": Means, as of any Term Assets Payment Date, the Call Date, the Swap Termination Date and two Business Days prior to the Final Scheduled Distribution Date, the difference between (a) the lesser of
(x) the Market Value of such Term Assets as of such date and (y) the par amount of such Term Assets and (b) (i) in case of the first Term Assets Payment Date for any Term Assets, the par amount of such Term Assets, and (ii) on all other Term Assets Payment Dates, the lesser of (x) the Market Value of such Term Assets as of the immediately preceding Term Assets Payment Date and (y) the par amount of such Term Assets.

     "TRUST": TIERSSM Callable Principal-Protected Asset Backed Certificates Trust Series S&P 1999-2.

     "TRUST ASSETS": (i) the Term Assets, (ii) the Swap Agreement and (iii) the Eligible Investments owned by the Trust.

     "TRUST NOTICE DATE": The date of the Call Notice.

     "TRUST TERMINATION EVENT": (a) the payment in full of all amounts due and payable under the Certificates on the Final Scheduled Distribution Date, (b) the sale of the Term Assets and Eligible Investments, if any, following a Swap Termination Date, the payment (or receipt) by the Trust of amounts owed to (or to be received from) the Swap Counterparty, and the distribution of the remaining amount to holders of the Certificates, (c) the sale of the Term Assets and Eligible Investments, if any, following a Term Assets Credit Event, the payment (or receipt) by the Trust of amounts owed to (or to be received from) the Swap Counterparty, and the distribution of the remaining amount to holders of the Certificates or (d) the payment of the Call Price following the Call Date and delivery to the Co-Trustee of all then outstanding Certificates, provided always that the Trust shall not offend the applicable rules against perpetuities..

     SECTION 2... CREATION AND DECLARATION OF TRUST; GRANT OF TERM ASSETS; ACCEPTANCE BY TRUSTEE AND CO-TRUSTEE. (a) The Trust is hereby created under the laws of the Cayman Islands for the benefit of the holders of the Certificates. The Trust shall be irrevocable.

           (b) The Depositor, concurrently with the execution and delivery hereof and pursuant to Section 2.1 of the Agreement, has delivered or caused to be delivered to the Co-Trustee the Term Assets.

           (c) The Depositor does hereby cause to be sold, transferred, assigned, set over and otherwise conveyed to the Co-Trustee on behalf and for the benefit of the holders of the Certificates and the Trust, without recourse, the Term Assets, and the Term Assets shall continuously be held by a trustee which satisfies the requirements of the TIA and Rule 3a-7 of the Investment Company Act of 1940. The Co-Trustee shall pay the purchase price for the Term Assets by delivering to, or at the direction of, the Depositor, all of the Certificates.

     (d) The Trustee and the Co-Trustee each hereby (i) acknowledges such sale and deposit, pursuant to subsections (b) and (c) above, and receipt by it of the Term Assets, (ii) accepts the trusts created hereunder in accordance with the provisions hereof and of the Agreement but subject to the Trustee's or the Co-Trustee's obligation, as and when the same may arise, to make any payment or other distribution of the assets of the Trust as may be required pursuant to this Series Supplement, the Agreement and the Certificates, and (iii) agrees to perform the duties herein or therein required and any failure to receive reimbursement of expenses and disbursements under Section 13 hereof shall not release the Trustee or the Co-Trustee from its duties herein or therein.

     SECTION 3... DESIGNATION; AUTHORIZATION TO EXECUTE THE SWAP AGREEMENT. There is hereby created a Series of trust certificates to be issued pursuant to the Agreement and this Series Supplement to be known as the "TIERSSM Certificates." The Certificates shall be issued in one class, in the amount set forth in Section 5. The Certificates shall be issued in substantially the form set forth in Exhibit C to this Series Supplement with such necessary or appropriate changes as shall be approved by the Depositor and the Trustee, such approval to be manifested by the authentication thereof by the Co-Trustee. The Certificates shall evidence undivided ownership interests in the assets of the Trust, subject to the liabilities of the Trust and shall be payable solely from payments or property received by the Trustee or the Co-Trustee on or in respect of the Term Assets.

     The Trustee is hereby authorized and directed by the Depositor to execute the Swap Agreement and each Certificateholder by accepting a Certificate acknowledges and agrees to the Trustee's execution of the Swap Agreement.

     SECTION  4...  DATE  OF  THE   CERTIFICATES.   The  Certificates  that  are
authenticated and delivered by the Trustee or the Co-Trustee to or upon Depositor Order on the Closing Date shall be dated the Closing Date. All other Certificates that are authenticated after the Closing Date for any other purpose under the Agreement shall be dated the date of their authentication.

     SECTION 5... AGGREGATE PAR AMOUNT AND DENOMINATIONS; OTHER MATTERS CONCERNING THE TERM ASSETS. On the Closing Date, up to 2,700,000 Certificates with an aggregate par amount of $27,000,000 may be authenticated and delivered under the Agreement and this Series Supplement. The aggregate Par Amount of the Certificates shall initially equal the principal amount of Term Assets sold to the Co-Trustee and deposited in the Trust. Such aggregate Par Amount shall be calculated without regard to Certificates authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Certificates pursuant to Sections 5.3, 5.4 or 5.5 of the Agreement. At any time, the Co-Trustee may, but in no case shall be obligated to, exchange the Term Assets for other asset backed securities rated in the highest rating categories of each of the Rating Agencies then rating the Certificates; provided that, in connection with any such exchange, (i) the consent of the Swap Counterparty is obtained, (ii) the exchange shall not result in the reduction or withdrawal by either Rating Agency of its then existing rating on the Certificates, (iii) the exchange shall not be made if the Term Assets would be sold at a loss, and (iv) the exchange shall not be inconsistent with the Trust's continued satisfaction of the applicable requirements for exemption under Rule 3a-7 of the Investment Company Act of 1940 and all applicable rules, regulations and interpretations thereunder. Any realized gain, resulting from, and not utilized in, the exchange of the then currently held Term Assets for such other asset backed securities shall be distributed to the Certificateholders on the Supplemental Distribution Date according to the provisions of Section 10(c) below.

     In addition, the Swap Counterparty shall not direct the Trustee to purchase any investment (Eligible Investment or Term Asset) issued by any issuer if at the time of such purchase, and after giving effect to such purchase, the Trust would own assets issued by more than 9 different issuers, provided that this limitation will not apply to obligations of the United States of America or obligations backed by the full faith and credit of the United States of America.

     SECTION 6... CURRENCY OF THE CERTIFICATES. All distributions on the Certificates shall be made in the Specified Currency.

     SECTION 7... FORM OF SECURITIES. The Co-Trustee shall authenticate and deliver the Certificates in the form of one or more global certificates registered in the name of DTC or its nominee.

     SECTION 8... ADMINISTRATIVE AGENT; SUB-ADMINISTRATIVE AGENT. The provisions concerning Administrative Agent or Sub-Administrative Agent contained in the Agreement shall not apply and all references to any Administrative Agent or Sub-Administrative Agent contained therein shall be disregarded for all purposes hereunder.

     SECTION 9... CERTAIN PROVISIONS OF BASE CORPORATE TRUST AGREEMENT NOT APPLICABLE. The provisions of Sections 3.12, 4.5(b), 4.5(c), 5.16, 5.17 and 9.1 of the Base Corporate Trust Agreement dated as of December 9, 1999 and any other provision of the Base Corporate Trust Agreement dated as of December 9, 1999 which imposes obligations on, or creates rights in favor of, the Trustee or the Certificateholders as a result of or in connection with an "Event of Default" or "Administrative Agent Termination Event" shall be inapplicable with respect to the Certificates.

     SECTION 10.. DISTRIBUTIONS.

     (a) On the Final Scheduled Distribution Date, the Co-Trustee shall cause the sale of the Term Assets and Eligible Investments owned by the Trust for settlement on the Final Scheduled Distribution Date, and shall distribute the proceeds thereof (other than the proceeds of any Eligible Investments representing earnings on the Term Assets Price Return Amount, which shall be distributed to Certificateholders) to the Swap Counterparty to the extent such proceeds do not exceed the par amount of, plus accrued interest on, the Term Assets and Eligible Investments. On the Final Scheduled Distribution Date, the Co-Trustee shall distribute to the Certificateholders the amount received from the Swap Counterparty which is scheduled to be the Par Amount of the Certificates plus the Interest Distribution Amount then due on the Certificates.

     (b) The Co-Trustee shall distribute to the Swap Counterparty out of the payments it receives from each Term Assets Issuer on the date received the amounts to be paid, if any, to the Swap Counterparty pursuant to the Swap Agreement. Notwithstanding any provision in the Base Corporate Trust Agreement to the contrary, the Co-Trustee shall invest all Term Assets Price Return Amounts received from the Swap Counterparty in Eligible Investments as directed in writing by the Depositor, and interest earned on such Eligible Investments shall be distributed to Certificateholders as set forth in Section 10(c) below.

     (c) On each Supplemental Distribution Date, the Co-Trustee shall distribute
(i) the earnings, if any, from Eligible Investments purchased from amounts paid by the Swap Counterparty which represent Term Assets Price Return Amounts, (ii) any Excess Investment Interest, plus (iii) any realized gains resulting from, and not utilized in, the exchange, if any, of the then currently held Term Assets for other asset backed securities as provided in Section 5 of this Series Supplement. Distributions of such earnings shall only be made if the distributions equal or exceed the Distribution Threshold. If such earnings do not equal or exceed the Distribution Threshold, the Co-Trustee shall reinvest such earnings and distribute the same on the earlier of the date the Distribution Threshold is satisfied and the Final Scheduled Distribution Date.

     (d) During the 30-day period beginning on December 9 in each of 2002, 2003, 2004 or 2005, the Trust may exercise its Call Right (which right shall be exercised upon the delivery of the Swap Counterparty Optional Termination Notice by the Swap Counterparty to the Co-Trustee) to call the Certificates, in whole but not in part. If the Trust exercises its Call Right, (i) the Co-Trustee shall send the required Call Notice and fix the Call Date on the date indicated in the Swap Counterparty Optional Termination Notice, (ii) the Co-Trustee shall distribute to Certificateholders the amount received by the Co-Trustee from the Swap Counterparty, which amount is scheduled to be the applicable Call Price, and (iii) the Co-Trustee shall cause the sale of all of the Term Assets and Eligible Investments and pay the proceeds thereof (other than the proceeds of any Eligible Investments representing earnings on the Term Assets Price Return Amount) to the Swap Counterparty to the extent such proceeds do not exceed the par amount of, plus accrued interest on, the Term Assets and Eligible Investments.

(e) On the date the Swap Counterparty notifies the Co-Trustee of the occurrence of a Swap Termination Date, the Co-Trustee shall cause the sale of the Term Assets and the Eligible Investments, and a payment equal to the market value of the Swap Agreement shall be made by the Co-Trustee to the Swap Counterparty or by the Swap Counterparty to the Co-Trustee, as the case may be; provided, however, that (a) the Co-Trustee shall have no obligation to make a payment to the Swap Counterparty to the extent that after such payment, the remaining proceeds from the sale of the Term Assets and Eligible Investments do not equal or exceed the aggregate Par Amount of the Certificates and (b) if such proceeds, plus any payment from the Swap Counterparty to the Co-Trustee, or minus any payment from the Co-Trustee to the Swap Counterparty, equals an amount less than the aggregate par amount of the Certificates, then the Swap Counterparty shall pay to the Co-Trustee an amount equal to such shortfall pursuant to the terms of the Swap Agreement. If a payment is to be made by the Co-Trustee to the Swap Counterparty, the payment shall be made from the proceeds of the sale of the Term Assets and the Eligible Investments on or prior to two Business Days after the Swap Termination Date, and the remainder of the proceeds shall be distributed to the holders of the Certificates on or prior to two Business Days after the Swap Termination Date.

     (f) Upon notification from the Swap Counterparty to the Co-Trustee of the occurrence of a Term Assets Credit Event, the Co-Trustee shall cause of sale of the Term Assets and Eligible Investments and use the proceeds thereof (other than the proceeds of any Eligible Investments representing earnings on the Term Assets Price Return Amount, which proceeds shall be paid to Certificateholders) to pay the Net Aggregate Term Assets Price Return Amount and any Settlement Amount (as defined in the Swap Agreement) owed to the Swap Counterparty pursuant to the terms of the Swap Agreement. Any remaining proceeds, together with any settlement amount paid by the Swap Counterparty to the Co-Trustee, shall promptly be distributed to Certificateholders following such payment to the Swap Counterparty.

     (g) If an amortization period occurs with respect to any Term Assets or payments of principal are made with respect to any Term Assets prior to the Final Scheduled Distribution Date, the principal payments received by the Co-Trustee shall be invested in other asset backed securities rated in the highest rating categories of each of the Rating Agencies then rating the Certificates as directed in writing by the Swap Counterparty or, if no such asset-backed securities are available, the Co-Trustee shall invest in Eligible Investments as directed in writing by the Swap Counterparty. Interest earnings on such asset-backed securities or Eligible Investments shall be paid to the Swap Counterparty up to an amount equal to the interest that would have been earned on the Term Assets had there been no amortization period or principal payments. Any Eligible Investments purchased with payments of principal on Affected Term Assets shall constitute a portion of the Term Asset which became an Affected Term Asset.

     (h) On the Final Scheduled Distribution Date, the Call Date or any Swap Termination Date, as the case may be, the Co-Trustee shall distribute to the Certificateholders the excess, if any, of the proceeds of the sale of the Term Assets and Eligible Investments over the par amount of the Term Assets and Eligible Investments.

     (i) The Co-Trustee agrees to make the payments referred to under Section 6(b) and the other sections of the Confirmation to the Swap Agreement as and when required under the Swap Agreement, and agrees that the Term Assets and Eligible Investments shall not be sold except to the extent necessary to make payments due under the Swap Agreement, and further agrees that only Eligible Investments (and not Term Assets) shall be sold to pay any Term Assets Price Return Amount due from the Co-Trustee to the Swap Counterparty.

     (j) Distributions to the Certificateholders on each Distribution Date shall be made to the Certificateholders of record on the Record Date.

     (k) All distributions to Certificateholders shall be allocated pro rata among the Certificates based on their respective par amounts as of the Record Date.

     (l) Notwithstanding any provision of the Agreement to the contrary, to the extent funds are available, the Co-Trustee shall initiate payment in immediately available funds by not later than 2:30 P.M. (New York City time) or such earlier time as would allow the Depository to make payment on each Distribution Date of all amounts payable to each Certificateholder with respect to any Certificate held by such Certificateholder or its nominee (without the necessity for any presentation or surrender thereof or any notation of such payment thereon) in the manner and at the address as each Certificateholder may from time to time direct the Co-Trustee in writing fifteen days prior to such Distribution Date requesting that such payment shall be so made and designating the bank account to which such payments shall be so made. The Co-Trustee shall be entitled to rely on the last instruction delivered by the Certificateholder pursuant to this Section 10(l) unless a new instruction is delivered 15 days prior to a Distribution Date.

     (m) The rights of the Certificateholders to receive distributions in respect of the Certificates, and all interests of the Certificateholders in such distributions, shall be as set forth in this Series Supplement. Neither the Trustee nor the Co-Trustee shall in no way be responsible or liable to the Certificateholders nor shall any Certificateholder in any way be responsible or liable to any other Certificateholder in respect of amounts previously distributed on the Certificates based on their respective par amounts.

     (n) Upon receipt of any Term Assets Price Return Amounts, any payments of principal on the Term Assets or at any other time the Trustee is holding uninvested funds, if the Depositor or the Swap Counterparty, as applicable, does not provide written investment directions to the Co-Trustee on the day any such funds are received (or if such funds are received after 5:00 P.M., on the next
Business Day), any such funds will be invested in the Eligible Investments specified in clause (b) of the definition thereof. In addition, on the day any such funds are received, or any funds are held uninvested, the Co-Trustee will notify the Depositor and Swap Counterparty in writing.

     SECTION 11.. TERMINATION OF TRUST. (a) The Trust shall terminate upon the occurrence of any Trust Termination Event.

     (b) Except for any reports and other information required to be provided to Certificateholders hereunder and under the Agreement and except as otherwise specified herein and therein, the obligations of the Trustee and the Co-Trustee shall terminate upon the distribution to Certificateholders of all amounts required to be distributed to them and the disposition of all Term Assets held by the Trustee and the Co-Trustee. The Trust shall thereupon terminate, except for surviving rights of indemnity.

     SECTION 12.. LIMITATION OF POWERS AND DUTIES. (a) The Trustee and any co-trustee shall administer the Trust and the Term Assets solely as specified herein and in the Agreement.

     (b) The Trust is constituted solely for the purpose of acquiring and holding the Term Assets, any asset backed securities substituted for the Term Assets and any asset backed securities or any Eligible Investments purchased with principal proceeds of the Term Assets, and taking the other actions explicitly authorized hereunder. Neither the Co-Trustee nor any co-trustee is authorized to acquire any other investments or engage in any activities not authorized herein and, in particular, unless expressly provided in the Agreement, neither the Trustee nor any co-trustee is authorized (i) to sell, assign, transfer, exchange, pledge, set-off or otherwise dispose of any of the Term Assets, once acquired, or interests therein, including to Certificateholders, (ii) to merge or consolidate the Trust with any other entity, (iii) to incur any indebtedness or (iv) to do anything that would materially increase the likelihood that the Trust will be considered to be engaged in a trade or business in the United States for federal income tax purposes.

     (c) The parties acknowledge that the Trustee has the right to vote and give consents and waivers in respect of the Term Assets and enforce the other rights, if any, of a holder of the Term Assets, except as otherwise limited by the Agreement or this Series Supplement. The Trustee shall consent or vote, or refrain from consenting or voting, in the same proportion (based on the principal balances of the Term Assets) as the Term Assets were actually voted or not voted by the holders thereof as of the date determined by the Trustee prior to the date such vote or consent is required; PROVIDED, HOWEVER, that, notwithstanding anything to the contrary in the Agreement or this Series
Supplement, the Trustee shall at no time vote in favor of or consent to any matter (i) which would alter the timing or amount of any payment on the Term Assets (including, without limitation, any demand to accelerate the Term Assets) or (ii) which would result in the exchange or substitution of any Term Asset pursuant to a plan for the refunding or refinancing of such Term Asset, except in each case with the unanimous consent of the Certificateholders and subject to the requirement that such vote would not materially increase the likelihood that the Trust will be considered to be engaged in a trade or business in the United States for federal income tax purposes. The Trustee shall have no liability for any failure to act or to refrain from acting resulting from the Certificateholders' late return of, or failure to return, directions requested by the Co-Trustee from the Certificateholders.

     (d) Notwithstanding any provision of the Agreement to the contrary, the Co-Trustee may require from the Certificateholders prior to taking any action at the direction of the Certificateholders, an indemnity agreement of a Certificateholder or any of its Affiliates to provide for security or indemnity against the costs, expenses and liabilities the Trustee and the Co-Trustee may incur by reason of any such action. An unsecured indemnity agreement, if acceptable to the Trustee and the Co-Trustee, shall be deemed to be sufficient to satisfy such security or indemnity requirement.

(e) Notwithstanding any provision of the Agreement to the contrary, the Trustee and the Co-Trustee shall act as the Authenticating Agents, Paying Agents, and Registrar.

     SECTION 13.. COMPENSATION OF TRUSTEE AND CO-TRUSTEE. The Trustee and the Co-Trustee shall be entitled to receive from the Depositor as compensation for their respective services hereunder, fees pursuant to a separate agreement among the Trustee, the Co-Trustee and the Depositor, and shall be reimbursed for all reasonable expenses, disbursements and advances incurred or made by the Trustee or the Co-Trustee (including the reasonable compensation, disbursements and expenses of its counsel and other persons not regularly in its employ). The Depositor shall indemnify and hold harmless the Trustee and the Co-Trustee and their successors, assigns, agents and servants against any and all loss, liability or reasonable expense (including attorney's fees) incurred by it in connection with the administration of this trust and the performance of its duties thereunder. The Trustee and the Co-Trustee shall notify the Depositor promptly of any claim for which it may seek indemnity. Failure by the Trustee or the Co-Trustee to so notify the Depositor shall not relieve the Depositor of its obligations hereunder. The Depositor need not reimburse any expense or indemnify against any loss, liability or expense incurred by the Trustee or the Co-Trustee through the Trustee or the Co-Trustee's own willful misconduct, negligence or bad faith. The indemnities contained in this Section 13 shall survive the resignation or termination of the Trustee or the Co-Trustee or the termination of this Agreement.

     Failure by the Depositor to pay, reimburse or indemnify the Trustee or the Co-Trustee shall not entitle the Trustee or the Co-Trustee to any payment, reimbursement or indemnification from the Trust, nor shall such failure release the Trustee or the Co-Trustee from the duties it is required to perform under this Series Supplement. Any unpaid, unreimbursed or unindemnified amounts shall not be borne by the Trust and shall not constitute a claim against the Trust, but shall be borne by the Trustee or the Co-Trustee in its individual capacity, and the Trustee or the Co-Trustee shall have no recourse against the Trust with respect thereto.

     SECTION 14.. MODIFICATION OR AMENDMENT. The Trustee shall not enter into any modification or amendment of the Agreement or this Series Supplement unless such modification or amendment is in accordance with Section 10.1 of the Agreement.

     SECTION 15.. ACCOUNTING. Pursuant to Section 4.2 of the Agreement, REPORTS TO CERTIFICATEHOLDERS, the Trustee shall cause the statements to be prepared and forwarded as provided therein.

     SECTION 16.. REPORTS TO CERTIFICATEHOLDERS. The Depositor shall cause to be prepared and delivered to the Trustee or Co-Trustee an annual income statement for the Trust together with such other information as is necessary for the Holders of Certificates to make an effective qualified electing fund (or "QEF") election pursuant to section 1295 of the Code and to file IRS Form 5471 or any successor form. The Depositor shall cause such items to be delivered to the Trustee or Co-Trustee on or prior to each December 31, commencing December 31, 2000, and such items shall address the tax year for the Trust which ended on the November 30 immediately prior to such December 31. The Trustee shall cause such income statement and other information to be delivered to Holders of Certificates within five Business Days of receipt of the same from the Depositor. The Trustee or the Co-Trustee shall also (prior to December 31, 1999) cause a copy of the executed IRS Form 8832 to be delivered to all persons who were beneficial holders of the Certificates during the Trust's first taxable year. The Trustee shall notify the Depositor on or about each November 30 of the Depositor's obligation to provide such income statement and other information.

     SECTION 17.. NO EVENT OF DEFAULT. There shall be no Events of Default defined with respect to the Certificates.

     SECTION 18.. NOTICES. (a) All directions, demands and notices hereunder and under the Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered or mailed by first class mail, postage prepaid or by express delivery service or by certified mail, return receipt requested or delivered in any other manner specified herein, (i) in the case of the Depositor, to Structured Products Corp., 390 Greenwich Street, 6th Floor, New York, New York 10013, Attention: Secretary, or such other address as may hereafter be furnished to the Co-Trustee in writing by the Depositor, and
(ii) in the case of the Trustee, to The Bank of New York Trust Company (Cayman) Limited, Butterfield House, Fort Street, P.O. Box 705, George Town, Grand Cayman, Cayman Islands with a copy to The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, Attention: Global

Structured Products Unit, facsimile number (212) 815-5915 or (212) 815-4803, or such other address as may hereafter be furnished to the Depositor in writing by the Trustee.

     (b) For purposes of delivering notices to the Rating Agency under Section 10.7, NOTICE TO RATING AGENCY, of the Agreement or otherwise, such notices shall be mailed or delivered as provided in Section 10.7, NOTICE TO RATING AGENCY, to:
Standard & Poor's Ratings Services, 55 Water Street, New York, New York 10041; and Moody's Investors Service, Inc., Structured Derivative Products, 99 Church Street, New York, New York 10007; or such other address as the Rating Agency may designate in writing to the parties hereto.

     (c) Notwithstanding any provisions of the Agreement to the contrary, the Trustee and the Co-Trustee shall deliver all notices or reports required to be delivered to or by the Trustee or the Co-Trustee or the Depositor to the Certificateholders without charge to such Certificateholders.

     SECTION 19.. ACCESS TO CERTAIN DOCUMENTATION. Access to documentation regarding the Term Assets shall be afforded without charge to any Certificateholder so requesting pursuant to Section 3.17 of the Agreement, ACCESS TO CERTAIN DOCUMENTATION. Additionally, the Trustee and the Co-Trustee shall provide at the request of any Certificateholder without charge to such Certificateholder the name and address of each Certificateholder of Certificates hereunder as recorded in the Certificate Register for purposes of contacting the other Certificateholders with respect to their rights hereunder or for the purposes of effecting purchases or sales of the Certificates, subject to the transfer restrictions set forth herein.

     SECTION 20.. ADVANCES. There is no Administrative Agent specified herein; hence no person shall be permitted or obligated to make Advances as described in
Section 4.3 of the Agreement.

     SECTION 21.. RATIFICATION OF AGREEMENT. With respect to the Series issued hereby, the Agreement, as supplemented by this Series Supplement, is in all respects ratified and confirmed and the Agreement as so supplemented by this Series Supplement shall be read, taken and construed as one and the same instrument. To the extent there is any inconsistency between the terms of the Agreement and this Series Supplement, the terms of this Series Supplement shall govern.

     SECTION 22.. COUNTERPARTS. This Series Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

     SECTION 23.. GOVERNING LAW. This Series Supplement and each Certificate issued hereunder shall be governed by and construed in accordance with the laws of the Cayman Islands applicable to agreements made and to be performed entirely therein without reference to such Cayman Islands' principles of conflicts of law to the extent that the application of the laws of another jurisdiction would be required thereby, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

SECTION 24.. CERTIFICATE OF COMPLIANCE. The Depositor shall deliver to the Trustee and the Co-Trustee on or prior to June 30 of each year prior to a Trust Termination Event the Officer's Certificate as to compliance as required by Section 6.1(b) of the Base Corporate Trust Agreement.

     SECTION 25. TAX YEAR OF TRUST. The Trust shall have a tax year which commences on December 1 of a year and ends on November 30 of the following year; provided that, the initial tax year for the Trust shall commence on December 9, 1999 and end on November 30, 2000.

     SECTION 26. MATTERS CONCERNING THE CO-TRUSTEE. The Co-Trustee shall be an Authenticating Agent for the Certificates and shall continuously maintain a Responsible Officer for the Trust.

     SECTION 27. NOTICE TO DEPOSITOR AND OTHERS REGARDING REPORTS. The Trustee agrees to provide a copy to the Depositor and Orrick, Herrington & Sutcliffe LLP of each report sent to Holders of Certificates as well as a notice on each November 30 commencing November 30, 2000 as to whether any distributions were made to Holders of the Certificates.

     IN WITNESS WHEREOF, the parties hereto have caused this Series Supplement to be executed by their respective duly authorized officers as of the date first above written.

Executed as a Deed                  THE  BANK  OF  NEW   YORK   TRUST
by ________________________         COMPANY  (CAYMAN)   LIMITED,   as
on behalf of                        Trustee

THE BANK OF NEW YORK TRUST
COMPANY   (CAYMAN)   LIMITED, as
Trustee

                                    By: ___________________________
                                        Authorized signatory

In the presence of

--------------------------
Authorized signatory
Witness

Executed as a Deed                  STRUCTURED   PRODUCTS  CORP.,  as
by Matthews R. Mayers               Depositor
on behalf of

STRUCTURED PRODUCTS CORP.,          By:  __________________________

as Depositor                             Authorized Signatory

In the presence of

--------------------------
Timothy Beaulac
Witness

Executed as a Deed                  Accepted and Agreed to:

by _______________________          THE   BANK   OF  NEW   YORK,   as
on behalf of                        Co-Trustee
THE   BANK   OF   NEW   YORK, as
Co-Trustee

                                    By: ___________________________
                                      Authorized signatory

In the presence of

--------------------------
Authorized signatory
Witness

                                                                       EXHIBIT A

                         DESCRIPTION OF THE TERM ASSETS

----------------------------------------------------------------------
Issuer:                   MBNA Master Credit    Discover Card Master
                            Card Trust II             Trust I

----------------------------------------------------------------------
----------------------------------------------------------------------
Term Assets:            Class A Floating Rate  Class A Floating Rate
                             Asset Backed           Asset Backed

                         Certificates, Series   Certificates, Series
                                1997-B                 1996-4

----------------------------------------------------------------------
----------------------------------------------------------------------
Original Principal           $850,000,000          $1,000,000,000
Amount Issued:
----------------------------------------------------------------------
----------------------------------------------------------------------
CUSIP No:                     55262TCB7              25466KBA6

----------------------------------------------------------------------
----------------------------------------------------------------------
Stated Interest Rate:     One Month LIBOR +      One Month LIBOR +
                                0.16%                  0.375%

----------------------------------------------------------------------
----------------------------------------------------------------------
Interest Payment Dates:  Monthly on the 15th    Monthly on the 15th

----------------------------------------------------------------------
----------------------------------------------------------------------
Principal Amount of          $15,800,000            $11,200,000
Term Assets Under
Trust Agreement:

----------------------------------------------------------------------

     The above summary is qualified in its entirety by reference to the Term Assets Prospectuses. Neither the Depositor nor any of its affiliates make any representation about the completeness, accuracy or timeliness of information in the Term Assets Prospectuses.

AVAILABLE INFORMATION

     Each Term Assets Issuer is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports, proxy statements and other information with the Commission. Reports, proxy statements and other information filed by the Term Assets Issuers with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the following Regional Offices of the Commission: New York Regional Office, Seven World Trade Center, 13th Floor, New York, New York 10048, and Chicago Regional Office, John C. Kluczynski Federal Building, Northwest Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can also be maintained upon written request addressed to the Securities and Exchange Commission, Public Reference Section, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission maintains a Web site at http://www.sec.gov containing reports, proxy statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information can also be inspected at the offices of any stock exchange on which a Term Assets Issuer's securities are listed.

                                                                       EXHIBIT B

           TERMS OF THE CERTIFICATES AS OF CLOSING DATE

Maximum Number of TIERSSM
  Certificates                 Up to 2,700,000

Aggregate Par Amount
  of TIERSSM Certificates:     $27,000,000

Authorized Denomination:       $10 and integral multiples thereof
Rating Agencies:               Standard  & Poor's  Ratings  Services,

                               and Moody's Investors Service, Inc.

Closing Date:                  December 9, 1999

Payment on the Final           $10  plus  the  Interest  Distribution
Scheduled Distribution Date    Amount, if any.

Final  Scheduled
Distribution Date:             December 8, 2006

Record Date:                   With   respect  to  any   Distribution
                               Date,  the day  immediately  preceding
                               such Distribution Date.

Trustee's and Co-Trustee's     The  Trustees  and  the   Co-Trustee's
Fees:                          fees   shall   be   payable   by   the
                               Depositor  pursuant to a separate  fee  agreement
                               among  the  Trustee,   the   Co-Trustee  and  the
                               Depositor.

Initial Certificate Registrar: The  Bank of New  York  Trust  Company
                               (Cayman)  Limited  and The Bank of New York.

Corporate Trust Office:        The Bank of New York Trust Company
                               (Cayman) Limited
                               c/o The Bank of New York
                               101 Barclay Street, 21W
                               New York, NY 10286
                               Attention:  Global Structured
                               Products Unit, Regarding TIERSSM
                               Callable Principal-Protected Asset
                               Backed Certificates Trust Series S&P
                               1999-2

                                                                       EXHIBIT C

                              FORM OF CERTIFICATES

THIS CERTIFICATE REPRESENTS AN UNDIVIDED INTEREST IN THE TRUST AND DOES NOT EVIDENCE AN OBLIGATION OF, OR AN INTEREST IN, AND IS NOT GUARANTEED BY THE DEPOSITOR, THE TRUSTEE, THE CO-TRUSTEE OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THIS CERTIFICATE NOR THE TRUST ASSETS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR ANY OTHER PERSON.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC") OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

CERTIFICATE NUMBER R-1                       2,700,000 Certificates
CUSIP: 886526201                   $27,000,000 Aggregate Par Amount

                              TIERSSM CERTIFICATES

      THIS CERTIFIES THAT Cede & Co. is the registered owner of a nonassessable, fully-paid, fractional undivided interest in TIERSSM Callable Principal-Protected Asset Backed Certificates Trust Series S&P 1999-2 (the "Trust") formed by Structured Products Corp., as depositor (the "Depositor").

      The Trust was created pursuant to a Base Corporate Trust Agreement, dated as of December 9, 1999 (the "Agreement"), between the Depositor and The Bank of New York Trust Company (Cayman) Limited, a Cayman Islands bank, not in its individual capacity but solely as Trustee (the "Trustee"), as supplemented by the TIERSSM Asset Backed Supplement Series S&P 1999-2 dated as of December 9, 1999 (the "Series Supplement" and, together with the Agreement, the "Corporate Trust Agreement"), between the Depositor and the Trustee, each as accepted by The Bank of New York, a New York banking corporation, not in its individual capacity but solely as Co-Trustee (the "Co-Trustee"). This Certificate does not purport to summarize the Corporate Trust Agreement and reference is hereby made to the Corporate Trust Agreement for information with respect to the interests, rights, benefits, obligations, proceeds and duties evidenced hereby and the rights, duties and obligations of the Trustee and the Co-Trustee with respect hereto. A copy of the Corporate Trust Agreement may be obtained from the Co-Trustee by written request sent to the The Bank of New York, 101 Barclay Street, 21W, New York, New York 10286, Attention: Global Structured Products Unit, facsimile number (212)

815-5915 or (212) 815-4803. Capitalized terms used but not defined herein have the meanings assigned to them in the Corporate Trust Agreement.

      This Certificate is one of the duly authorized Certificates designated as "TIERSSM Certificates" (herein called the "Certificate" or "Certificates"). This Certificate is issued under and is subject to the terms, provisions and conditions of the Corporate Trust Agreement, to which Corporate Trust Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound. The assets of the Trust include the Term Assets, the Swap Agreement and the Eligible Investments held by the Trust.

      Under the Corporate Trust Agreement, there shall be distributed on the dates specified in the Corporate Trust Agreement (a "Distribution Date"), to the person in whose name this Certificate is registered at the close of business on the related Record Date, such Certificateholder's fractional undivided interest in the amount of distributions to be distributed to Certificateholders on such Distribution Date.

      The distributions in respect of this Certificate are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts as set forth in the Corporate Trust Agreement.

      Each Certificateholder, by its acceptance of a Certificate, covenants and agrees that such Certificateholder shall not, prior to the date which is one year and one day after the termination of the Corporate Trust Agreement, acquiesce, petition or otherwise invoke or cause the Depositor to invoke the process of any court or governmental authority for the purpose of commencing or sustaining a case against the Depositor under any federal or state bankruptcy, insolvency, reorganization or similar law or appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official of the Depositor or any substantial part of its property, or ordering the winding up or liquidation of the affairs of the Depositor.

      Each Certificateholder, by its acceptance of a Certificate, agrees that for the purposes of federal income taxes, state and local income and franchise taxes and any other taxes imposed upon, measured by or based upon, gross or net income, it will treat the Trust as a foreign corporation that is not engaged in a trade or business in the United States for federal income tax purposes, and agrees, unless otherwise required by appropriate tax authorities, to file its own tax returns and reports in a manner consistent with such characterization.

      The Corporate Trust Agreement permits the amendment thereof, in certain circumstances, without the consent of the Holders of any of the Certificates.

      Unless the certificate of authentication hereon shall have been executed by an authorized officer of the Co-Trustee by manual signature, this Certificate shall not entitle the Holder hereof to any benefit under the Corporate Trust Agreement or be valid for any purpose.

      A copy of the Corporate Trust Agreement is available upon request and all of its terms and conditions are hereby incorporated by reference and made a part hereof.

      THIS CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE CAYMAN ISLANDS, WITHOUT REFERENCE TO ITS CONFLICT OF

LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      IN WITNESS WHEREOF, the Co-Trustee has caused this Certificate to be duly authenticated by its manual or facsimile signature.

                               THE  BANK  OF NEW  YORK,  not in its
                               individual  capacity  but  solely as
                               Co-Trustee and Authenticating Agent

                               By:
                                  ------------------------------------
                                         Authorized Signatory